First Horizon Corporation Reports Fourth Quarter Net Income Available to Common of $234 million, or EPS of $0.42; $255 million, or $0.46, on an Adjusted basis*

Fourth quarter 2020 ROTCE of 16.7%; Adjusted ROTCE of 18.2%*

2020 net income available to common stockholders of $822 million, or EPS of $1.89; $528 million, or EPS of $1.22, on an Adjusted basis*

Tangible book value per share of $10.23 up 3% in the quarter

MEMPHIS, TN (January 22, 2021) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported fourth quarter 2020 net income available to common shareholders ("NIAC") of $234 million, or earnings per share of $0.42, compared with third quarter 2020 NIAC of $523 million, or earnings per share of $0.95. Fourth quarter 2020 results were reduced by a net $20 million after-tax, or $0.04 per share, of notable items largely related to the IBERIABANK Corporation Merger ("IBKC Merger") compared with a net $331 million after-tax benefit, or $0.60 per share, in third quarter 2020. Excluding notable items, adjusted fourth quarter NIAC totaled $255 million, or $0.46 per share, compared with $193 million, or $0.35 per share in third quarter 2020.*

Full year 2020 NIAC of $822 million, or earnings per share of $1.89, compares with $435 million, or earnings per share of $1.38, in 2019, largely reflecting the impact of the IBKC Merger which closed on July 1, 2020. 2020 results include a net $294 million after-tax benefit, or $0.68 per share, from notable items largely related to the IBKC merger and Truist branch acquisition compared with a net $90 million after-tax, or $0.29 per share, reduction tied to notable items in 2019. On an adjusted basis, full year 2020 NIAC of $528 million, or earnings per share of $1.22, compares with NIAC of $525 million, or $1.66 per share, in 2019. Results prior to third quarter 2020 reflect legacy First Horizon results only.

“I am tremendously proud of our performance this year and the results we delivered despite the challenging landscape. We clearly benefited from strong fixed income and mortgage banking fees and disciplined expense management," said Chief Executive Officer and President Bryan Jordan. “We are executing well on our merger of equals with IBERIABANK, and I am even more confident today in the power of our diversified business model, expanded footprint and combined expertise to meet the needs of our clients.”

Jordan continued, "I commend our associates for their unwavering commitment to our clients, communities and core values. Throughout a year of unprecedented challenges, our team achieved transformational milestones with incredible resiliency. Looking ahead, we remain focused on successfully executing on the integration, delivering on our strategic priorities, and investing in products and technology to ensure an exceptional client experience and help drive enhanced shareholder value."

Fourth Quarter and Full Year 2020 Notable and Unusual Items

Notable Items
Quarterly, Unaudited

($s in millions, except per share data)	4Q20	3Q20	4Q19	2020	2019

Summary of Notable Items:
Purchase accounting gain	$1	$532	$—	$533	$—
Merger/acquisition non-PCD provision expense	—	(147)	—	(147)	—
Merger/acquisition expense	(34)	(101)	(16)	(155)	(39)
Charitable contributions	—	(15)	(11)	(15)	(11)
Other notable expenses	—	—	(10)	—	(64)
Total Notable items (pre-tax)	$(33)	$269	$(37)	$216	$(114)
Total Notable items (after-tax)	(20)	331	(30)	294	(90)
EPS impact of notable items	$0.04	$(0.60)	$0.10	$(0.68)	$0.29
*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22

Fourth quarter 2020 results reflect a $20 million after-tax, or $0.04 per share, decrease tied to notable items compared with a net $269 million, or $0.60 per share, benefit in third quarter 2020. Fourth quarter notable items largely relate to the IBKC Merger/Branch Acquisition and include:
•$34 million of merger-related expense largely tied to IBKC merger integration costs
In addition to the above notable items, 4Q20 adjusted results were impacted by the following unusual items:

•$5 million net reduction to NII, or a 3 basis point net interest margin impact, largely tied to a promotional credit card offering.
•$3 million of securities losses in other noninterest income tied to modest repositioning of the securities portfolio.
•$8 million in incentives and commissions tied to a one-time $1,000 bonus to approximately 5,000 employees and COVID-related vacation carryover net accrual costs.
•$5 million benefit to other noninterest expense tied to lower regulatory-related costs, largely FDIC insurance.
2020 results reflect a $294 million after-tax benefit, or $0.68 per share, from notable items largely related to the IBKC merger and Truist branch acquisition.
Fourth Quarter 2020 Highlights*
•Total revenue of $810 million decreased $545 million from unusually high third quarter 2020 levels which included a $532 million merger purchase accounting gain in notable items. Adjusted revenue of $810 million decreased from $823 million in third quarter 2020 largely driven by an $8 million decrease tied to unusual items. Results also reflect the impact of net interest income headwinds and continued COVID-19 impacts on traditional banking businesses which were largely offset by continued strength in fixed income and mortgage banking.
•Noninterest expense of $508 million decreased $79 million from third quarter 2020 driven by a $82 million decrease in notable items. Adjusted expense of $474 million increased $3 million from third quarter 2020, and included a net $3 million increase tied to unusual items. Adjusted expense before the impact of unusual items largely reflects lower personnel expense and an increase in outside services which included the impact of seasonality. Results also reflect the benefit of a $6 million increase in merger cost saves from third quarter 2020.
•Provision for credit losses of $1 million decreased $226 million from third quarter 2020, largely reflecting an improved overall macroeconomic outlook and included a $28 million reserve release.
•Results reflect an efficiency ratio of 63%, or 59% on an adjusted basis.
•Tangible book value per share of $10.23 at December 31, 2020 increased 3% from $9.92 as of September 30, 2020. The IBKC Merger was accretive to tangible book value per share within six months, well ahead of the estimated two-year earnback period.
•ROCE of 12.53%; ROTCE of 16.73%; Adjusted ROTCE of 18.18%; CET 1 of 9.67%; and total capital of 12.55%
Strategic Plan Update
•Merger integration is well underway with targeted cost saves upsized from $170 million to $200 million
•Achieved annualized merger cost saves of approximately $56 million in fourth quarter 2020.
COVID-19 Update
•Accepting applications and continuing to monitor updates from the Small Business Administration regarding the second round of the Paycheck Protection Program ("PPP") and the ability to apply for a new or additional loan.
•Loans on deferral declined to 0.9% of total loans excluding PPP as of December 31, 2020, compared with 2.4% at September 30, 2020.
*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22

SUMMARY RESULTS, Continued
Quarterly, Unaudited

				4Q20 Change vs.
($s in millions, except per share and balance sheet data)	4Q20	3Q20	4Q19	3Q20			4Q19
				$/bp		%	$/bp		%
Income Statement
Net interest income	$522	$532	$311	$(11)		(2)	$210		68
Noninterest income[1]	288	823	183	(534)		(65)	105		57
Total revenue	810	1,355	495	(545)		(40)	315		64
Noninterest expense	508	587	328	(79)		(13)	180		55
Pre-provision net revenue[2]	302	768	166	(466)		(61)	136		82
Provision for credit losses[3]	1	227	9	(226)		(100)	(8)		(89)
Income before income taxes	301	541	157	(240)		(44)	144		92
Provision for income taxes	56	2	36	54		NM	20		57
Net income	245	539	121	(294)		(55)	124		102
Net income attributable to noncontrolling interest	3	3	3	—		(5)	—		(3)
Net income/(loss) attributable to controlling interest	242	536	118	(294)		(55)	124		104
Preferred stock dividends	8	13	2	(5)		(40)	6		NM
Net income/(loss) available to common shareholders	$234	$523	$117	$(289)		(55)	$118		101

Adjusted net income[4]	$265	$208	$151	$57		27	$114		75
Adjusted net income/(loss) available to common shareholders[4]	$255	$193	$147	$62		32	$108		73
Common stock information
EPS	$0.42	$0.95	$0.37	$(0.53)		(56)	$0.05		14
Adjusted EPS[4]	$0.46	$0.35	$0.47	$0.11		31	$(0.01)		(2)
Diluted shares	557	551	313	6		1	244		78
Key performance metrics
Net interest margin	2.71%	2.84%	3.26%	(13)	bp		(55)	bp
Efficiency ratio	62.71	43.31	66.35	1,940			(364)
Adjusted efficiency ratio[4]	58.57	57.26	58.88	131			(31)
Effective income tax rate	18.70	0.41	22.87	1,829			(417)
Return on average assets	1.16	2.63	1.12	(147)			4
Adjusted return on average assets[4]	1.26	1.01	1.40	25			(14)
Return on average common equity (“ROCE")	12.53	28.49	9.97	(1,596)			256
Return on average tangible common equity (“ROTCE”)[4]	16.73	37.75	15.03	(2,102)			170
Adjusted ROTCE[4]	18.18	13.90	18.88	428			(70)
Noninterest income as a % of total revenue	35.61	60.72	37.05	(2,511)			(144)
Adjusted noninterest income as a % of total revenue[4]	35.56%	35.32%	37.05%	24	bp		(149)	bp
Balance Sheet (billions)
Average loans	$59.8	$60.1	$30.7	$(0.3)		—	$29.1		95
Average deposits	69.6	67.1	32.8	2.5		4	36.9		112
Average assets	83.8	81.7	42.9	2.1		3	40.9		95
Average common equity	$7.4	$7.3	$4.6	$0.1		2	$2.8		60
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.80%	1.80%	0.66%	—	bp		114	bp
Net charge-off ratio	0.19	0.44	0.04	(25)			15
Nonperforming loan and leases ratio	0.66%	0.75%	0.52%	(8)	bp		14	bp
Capital Highlights (current quarter is an estimate)
Common Equity Tier 1	9.67%	9.21%	9.20%	46	bp		47	bp
Tier 1	10.73	10.25	10.15	48			58
Total Capital	12.55	12.05	11.22	50			133
Tier 1 leverage	8.24%	8.25%	9.04%	(1)	bp		(80)	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22

SUMMARY RESULTS, Continued
Year-end, Unaudited

			2020 Change vs.
(In millions, except EPS)	2020	2019	2019
			$/bp		%
Income Statement
Net interest income	$1,662	$1,210	$452		37
Noninterest income[1]	1,492	654	838		128
Total revenue	3,155	1,864	1,291		69
Noninterest expense	1,718	1,233	485		39
Pre-provision net revenue[2]	1,436	631	805		128
Provision for credit losses[3]	503	45	458		NM
Income before income taxes	933	586	347		59
Provision for income taxes	76	133	(57)		(43)
Net income	857	452	405		89
Net income attributable to noncontrolling interest	12	11	1		5
Net income/(loss) attributable to controlling interest	845	441	404		92
Preferred stock dividends	23	6	17		NM
Net income available to common shareholders	$822	$435	$387		89

Adjusted net income[4]	$563	$543	$20		4
Adjusted net income/loss available to common shareholders[4]	$528	$525	$3		1
Common stock information
EPS	$1.89	$1.38	$0.51		37
Adjusted EPS[4]	$1.22	$1.66	$(0.45)		(27)
Diluted shares	434	316	118		37
Key performance metrics
Net interest margin	2.86%	3.28%	(42)	bp
Efficiency ratio	54.47	66.15	(1,168)
Adjusted efficiency ratio[4]	59.06	60.02	(96)
Effective income tax rate	8.15	22.76	(1,461)
Return on average assets	1.33	1.08	25
Adjusted return on average assets[4]	0.87	1.30	(43)
Return on average common equity (“ROCE")	13.66	9.60	406
Return on average tangible common equity (“ROTCE”)[4]	19.03	14.71	432
Adjusted ROTCE[4]	12.15	17.60	(545)
Noninterest income as a % of total revenue	47.31	35.09	1,222
Adjusted noninterest income as a % of total revenue[4]	36.60%	35.09%	151	bp
Balance Sheet (billions)
Average loans	$46.2	$29.2	$17.0		58
Average deposits	51.9	32.4	19.5		60
Average assets	64.3	41.7	22.6		54
Average common equity	$6.0	$4.5	$1.5		33
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.80%	0.66%	114	bp
Net charge-off ratio	0.19	0.04	15
Nonperforming loan and leases ratio	0.66%	0.52%	14	bp
Capital Highlights (current quarter is an estimate)
Common Equity Tier 1	9.67%	9.20%	47	bp
Tier 1	10.73	10.15	58
Total Capital	12.55	11.22	133
Leverage	8.24%	9.04%	(80)	bp

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22

Fourth Quarter versus Third Quarter 2020
Net interest income
Net interest income of $522 million decreased $11 million from third quarter 2020 driven by an $8 million reduction in net loan accretion and securities premium amortization largely related to the IBKC merger and a net $5 million decrease largely tied to a promotional credit card offering included in unusual items. On a core basis, net interest income remained relatively stable. Net interest margin of 2.71% compares with 2.84% in the prior quarter and reflects a 13 basis point reduction tied to net merger accounting impacts and a 9 basis point reduction from higher excess cash balances. Core net interest margin excluding the impact of net merger accounting accretion, the impact of PPP loans and the impact of an increase in excess cash balances remained relatively stable.

Loans and leases
Average fourth quarter 2020 loan and lease balances of $59.8 billion decreased $298 million from third quarter 2020 largely reflecting a reduction in consumer real estate-secured and commercial real estate which more than offset a modest increase in commercial and industrial driven by growth in loans to mortgage companies. Period-end fourth quarter 2020 loans and leases of $58.2 billion decreased $1.5 billion driven by lower commercial and industrial, consumer real estate and commercial real estate.

Deposits
Average deposits of $69.6 billion increased $2.5 billion, driven by a $1.4 billion increase in savings and a $1.2 billion increase in demand deposits. Period-end deposits of $70.0 billion at December 31, 2020, increased $1.6 billion from $68.4 billion at September 30, 2020 reflecting growth in demand deposits, savings and other interest-bearing deposits. Interest-bearing deposit costs of 26 basis points improved 10 basis points linked quarter, reflecting continued pricing discipline.

Noninterest income
Noninterest income of $288 million decreased $534 million from unusually high third quarter levels that included a $532 million benefit from notable items. On an adjusted basis, noninterest income of $288 million decreased $4 million driven by $3 million of securities losses in other noninterest income tied to modest repositioning of the securities portfolio. Adjusted noninterest income remained relatively stable including this impact as seasonally lower results in mortgage banking more than offset improvement in all other categories. Fixed income noninterest income decreased $7 million linked quarter largely reflecting the impact of day count and lower fees in other products. Fixed income average daily revenue of $1.5 million was relatively stable with third quarter levels.

Noninterest expense
Noninterest expense of $508 million decreased $79 million from third quarter 2020 driven by a net $82 million reduction in notable items. Adjusted noninterest expense of $474 million increased $3 million from third quarter 2020 driven by a net $3 million impact from unusual items in incentives and commissions and other noninterest expense. Results also reflect the benefit of an annualized $56 million increase in merger-related cost saves.*

Asset quality
Net charge-offs of $29 million, or 19 basis points, decreased from unusually high third quarter levels of $67 million, or 44 basis points, which reflected higher energy portfolio losses.

Nonperforming loans of $386 million decreased $60 million from third quarter 2020 driven by a reduction in energy. Fourth quarter 2020 allowance to nonperforming coverage ratio of 249% compared with 221% in third quarter 2020. Fourth quarter 2020 nonperforming loans to loans ratio of 66 basis points compared with 75 basis points at third quarter 2020.

The allowance for credit losses to loans ratio remained steady at 1.80%.
*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22

Provision for credit losses of $1 million decreased $226 million from third quarter 2020 driven by a $147 million decrease in notable items tied to the IBKC Merger and Truist Branch Acquisition. Adjusted provision for credit losses of $1 million decreased $79 million linked quarter.*

Reserve release of $28 million reflects de-risking of the Energy portfolio through contracted loan sale expected to close in January 2021, lower balances and improving economic scenarios.

Capital
CET1 ratio of 9.67% in fourth quarter 2020 improved from 9.21% in third quarter 2020.
On October 27, 2020, the board of directors approved payment of a quarterly cash dividend on its common stock of $0.15 per share. The dividend was payable January 4, 2021, to the common shareholders of record on December 11, 2020. The board also approved payment of cash dividends on First Horizon’s Series A, Series B, Series C and Series E Preferred Stock.
Income taxes
The fourth quarter 2020 effective tax rate of 18.7% increased from the unusually low third quarter 2020 level of 0.4% which resulted from non-taxable IBKC Merger purchase accounting gain. On an adjusted basis, the effective tax rate of 20.7% in fourth quarter 2020 decreased from 23.3% in third quarter 2020.

Conference call information
Analysts, investors and interested parties may call toll-free starting at 8:15 a.m. CT on January 22 by dialing 1-888-317-6003 (if calling from the U.S.) or 412-317-6061 (if calling from outside the U.S) and entering access code 5989125. The conference call will begin at 8:30 a.m. CT.

Participants can also opt to listen to the live audio webcast with the accompanying slide presentation at http://ir.fhnc.com/Event.

A replay of the call will be available beginning at noon CT on January 22 until midnight CT on February 5 . To listen to the replay, dial 1-877-344-7529 (U.S. callers) or 412-317-0088 (international callers); the access code is 10150084. A replay of the webcast will also be available at http://ir.fhnc.com/Event and will be archived on the site for one year.

Forward-Looking Statements

This communication may contain forward-looking information, including guidance, involving significant risks and uncertainties. Forward-looking information is identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward," and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from results stated in or suggested by forward-looking information. Those factors include: general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve; competition; ability to execute business plans; regional, national, and world-wide political developments; recent and future legislative and regulatory developments; inflation or deflation; market (particularly real estate market) and monetary fluctuations; pestilence; man-made or natural disasters; customer, investor and regulatory responses to any of those conditions or events; matters mentioned in this release; critical accounting estimates; FHN’s success in executing its business plans and strategies following its 2020 merger with IBERIABANK Corporation, and managing the risks involved; the potential impacts on FHN’s businesses of the coronavirus COVID-19 pandemic, including negative impacts from quarantines, market declines, and volatility, and changes in customer behavior related to COVID-19; and other factors described in FHN's annual report on Form 10-K, FHN’s other recent filings with the SEC, and FHN’s most recent earnings release and related materials. FHN disclaims any obligation to update any forward-looking statements to reflect future events or developments, or changes in expectations.

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

The non-GAAP measures presented in this earnings release are pre-provision net revenue ("PPNR"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items beginning on page 22 .

*References to "Adjusted" results exclude notable items and are Non-GAAP Financial Measures. All references to loans include leases. All references to earnings per share are based on diluted shares. Please see page 7 for information on our use of Non-GAAP measures and a reconciliation of these measures to GAAP beginning on page 22

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						4Q20 Change vs.						2020 vs 2019
($s in millions, except per share data)	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19		2020	2019
						$	%	$	%			$	%
Interest income	$574	$598	$347	$378	$404	$(24)	(4)%	$170	42%	$1,898	$1,624	$274	17%
Interest expense	53	66	41	76	93	(13)	(20)	(40)	(43)	235	414	(179)	(43)
Net interest income	522	532	305	303	311	(11)	(2)	210	68	1,662	1,210	452	37
Noninterest income:
Fixed income	104	111	112	96	81	(7)	(6)	23	28	423	279	144	52
Mortgage banking and title	57	66	4	2	4	(8)	(13)	54	NM	129	10	119	NM
Brokerage, trust, and insurance	31	30	22	23	22	2	5	9	41	107	87	20	23
Service charges and fees	53	50	35	36	39	3	5	14	36	174	153	21	14
Card and digital banking fees	18	17	12	12	14	2	11	5	35	59	50	9	19
Deferred compensation income	9	4	8	(10)	3	5	123	5	NM	11	11	—	(2)
Other noninterest income[1]	16	546	12	15	20	(530)	(97)	(4)	(22)	589	64	525	NM
Total noninterest income	288	823	206	175	183	(534)	(65)	105	57	1,492	654	838	128
Total revenue	810	1,355	512	478	495	(545)	(40)	315	64	3,155	1,864	1,291	69
Noninterest expense:
Personnel expense:
Salaries and benefits	200	201	111	113	112	(1)	—	88	79	625	454	171	38
Incentives and commissions	110	126	79	81	63	(15)	(12)	47	75	396	228	168	73
Deferred compensation expense	9	3	9	(10)	4	6	NM	5	132	11	13	(2)	(15)
Total personnel expense	319	329	200	183	179	(10)	(3)	141	79	1,033	695	338	49
Occupancy and equipment	76	77	46	44	44	—	(1)	32	73	243	175	68	39
Outside services	59	78	38	38	54	(19)	(24)	5	8	213	190	23	12
Amortization of intangible assets	15	15	5	5	6	—	—	8	136	40	25	15	61
Other noninterest expense	39	89	31	31	45	(50)	(56)	(6)	(14)	189	148	41	28
Total noninterest expense	508	587	321	302	328	(79)	(13)	180	55	1,718	1,233	485	39
Pre-provision net revenue[2]	302	768	191	175	166	(466)	(61)	136	82	1,436	631	805	128
Provision for credit losses[3]	1	227	121	154	9	(226)	(100)	(8)	(89)	503	45	458	NM
Income before income taxes	301	541	69	21	157	(240)	(44)	144	92	933	586	347	59
Provision for income taxes	56	2	13	5	36	54	NM	20	57	76	133	(57)	(43)
Net income	245	539	57	16	121	(294)	(55)	124	102	857	452	405	89
Net income attributable to noncontrolling interest	3	3	3	3	3	—	(5)	—	(3)	12	11	1	5
Net income attributable to controlling interest	242	536	54	14	118	(294)	(55)	124	104	845	441	404	92
Preferred stock dividends	8	13	2	2	2	(5)	(40)	6	NM	23	6	17	NM
Net income available to common shareholders	$234	$523	$52	$12	$117	$(289)	(55)%	$118	101%	$822	$435	$387	89%
Common Share Data
EPS	$0.42	$0.95	$0.17	$0.04	$0.38	$(0.53)	(56)	$0.04	11	$1.90	$1.39	$0.51	37
Basic shares	553	550	312	312	311	3	1	242	78	432	314	118	38
Diluted EPS	$0.42	$0.95	$0.17	$0.04	$0.37	$(0.53)	(56)	$0.05	14	$1.89	$1.38	$0.51	37
Diluted shares	557	551	313	313	313	6	1	244	78	434	316	118	37

Effective tax rate	18.7%	0.4%	18.4%	22.4%	22.9%					8.2%	22.8%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

ADJUSTED[4] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 10
Quarterly, Unaudited

						4Q20 Change vs.
($s in millions, except per share data)	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19		2020	2019	2020 vs. 2019
						$	%	$	%			$	%

Adjusted noninterest income:
Fixed income	$104	$111	$112	$96	$81	$(7)	(6)%	$23	28%	$423	$279	$144	52%
Mortgage banking and title	57	66	4	2	4	(9)	(13)	53	NM	129	10	119	NM
Brokerage, trust, and insurance	31	30	22	23	22	1	5	9	43	107	87	20	23
Service charges and fees	53	50	35	36	39	3	6	14	36	174	153	21	14
Card and digital banking fees	18	17	12	12	14	1	8	4	31	59	50	10	19
Deferred compensation income	9	4	8	(10)	3	5	123	5	NM	11	11	—	(2)
Adjusted other noninterest income	15	14	12	15	20	1	7	(5)	(25)	56	64	(9)	(13)
Adjusted total noninterest income	$288	$291	$206	$175	$183	$(4)	(1)%	$105	57%	$960	$654	$305	47%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$200	$200	$107	$112	$107	$—	—%	$93	87%	$619	$449	$170	38%
Adjusted Incentives and commissions	89	91	79	81	63	(2)	(2)%	26	42	341	219	121	55
Deferred compensation expense	9	3	9	(10)	4	6	NM	5	125	11	13	(2)	(15)
Adjusted total personnel expense	298	294	195	182	174	4	1%	124	71	971	680	291	43
Adjusted occupancy and equipment	74	73	46	44	44	1	2%	30	69	238	172	66	38
Adjusted outside services	52	46	33	37	36	6	13%	16	44	166	143	23	16
Adjusted amortization of intangible assets	14	14	5	5	6	—	(2)%	8	128	38	25	13	52
Adjusted other noninterest expense	35	45	27	28	31	(10)	(22)%	4	13	136	98	38	39
Adjusted total noninterest expense	$474	$471	$307	$296	$291	$3	1%	$183	63%	$1,549	$1,119	$429	38%

Adjusted pre-provision net revenue[4]	$335	$352	$205	$181	$203	$(17)	(5)%	$132	65%	$1,073	$745	$328	44%

Adjusted provision for credit losses[3]	$1	$80	$121	$154	$9	$(79)	(99)%	$(8)	(89)%	$356	$45	$311	NM

Adjusted net income available to common shareholders	$255	$193	$64	$17	$147	$62	32%	$108	73%	$528	$525	$3	1%

Adjusted Common Share Data
Adjusted diluted EPS	$0.46	$0.35	$0.20	$0.05	$0.47	$0.11	31%	$(0.01)	(2)%	$1.22	$1.66	$(0.45)	(27)%
Diluted shares	557	551	313	313	313	6	1%	244	78%	434	316	118	37%

Adjusted effective tax rate	20.7%	23.3%	18.3%	22.2%	22.2%					21.5%	22.5%
Numbers may not foot due to rounding.
See footnote disclosures on page 21.

NOTABLE ITEMS
Quarterly and Year-end, Unaudited

(In millions)	4Q20	3Q20	2Q20	1Q20	4Q19	2020	2019
Summary of Notable Items:
Purchase accounting gain	$1	$532	$—	$—	$—	$533	$—
Merger/acquisition non-PCD provision expense	—	(147)	—	—	—	(147)	—
Merger/acquisition expense*	(34)	(101)	(14)	(6)	(16)	(155)	(39)
Charitable contributions	—	(15)	—	—	(11)	(15)	(11)
Other notable expenses	—	—	—	—	(10)	—	(64)
Total notable items	$(33)	$269	$(14)	$(6)	$(37)	$216	$(114)
Numbers may not foot due to rounding
•3Q20 includes $20 million of charitable contributions to establish the First Horizon Louisiana Foundation.

IMPACT OF NOTABLE ITEMS:
Quarterly and Year-end, Unaudited

(In millions)	4Q20	3Q20	2Q20	1Q20	4Q19	2020	2019
Impacts of Notable Items:
Noninterest income:
Other noninterest income	$(1)	$(532)	$—	$—	$—	$(533)	$—
Total noninterest income	$(1)	$(532)	$—	$—	$—	$(533)	$—

Noninterest expense:
Personnel expenses:
Salaries and benefits	$—	$(1)	$(5)	$(1)	$(4)	$(7)	$(5)
Incentives and commissions	(21)	(34)	—	—	—	(55)	(10)
Deferred compensation expense	—	—	—	—	—	—	—
Total personnel expenses	(21)	(35)	(5)	(1)	(4)	(62)	(15)
Occupancy and equipment	(2)	(4)	—	—	—	(6)	(3)
Outside services	(7)	(32)	(5)	(2)	(18)	(46)	(48)
Amortization of intangible assets	(1)	(1)	—	—	—	(2)	—
Other noninterest expense	(4)	(44)	(4)	(3)	(15)	(54)	(49)
Total noninterest expense	$(34)	$(116)	$(14)	$(6)	$(37)	$(170)	$(114)

Provision for credit losses	$—	$(147)	$—	$—	$—	$(147)	$—

Income before income taxes	$33	$(269)	$14	$6	$37	$(216)	$114
Provision for income taxes	13	61	3	1	7	78	24
Net income/(loss) available to common shareholders	$20	$(331)	$12	$5	$30	$(294)	$90
Numbers may not foot due to rounding

FINANCIAL RATIOS
Quarterly and Year-end, Unaudited
						4Q20 change vs.								2020 vs. 2019
	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20			4Q19			2020	2019
FINANCIAL RATIOS						$/bp		%	$/bp		%			$/bp		%
Net interest margin	2.71%	2.84%	2.90%	3.16%	3.26%	(13)	bp		(55)	bp		2.86%	3.28%	(42)	bp
Return on average assets	1.16%	2.63%	0.48%	0.15%	1.12%	(147)			4			1.33%	1.08%	25
Adjusted return on average assets[4]	1.26%	1.01%	0.57%	0.19%	1.40%	25			(14)			0.87%	1.30%	(43)
Return on average common equity (“ROCE”)	12.53%	28.49%	4.50%	1.05%	9.97%	(1,596)			256			13.66%	9.60%	406
Return on average tangible common equity (“ROTCE”)[4]	16.73%	37.75%	6.74%	1.59%	15.03%	(2,102)			170			19.03%	14.71%	432
Adjusted ROTCE[4]	18.18%	13.90%	8.26%	2.19%	18.88%	428			(70)			12.15%	17.60%	(545)
Noninterest income as a % of total revenue	35.61%	60.72%	40.32%	36.59%	37.05%	(2,511)			(144)			47.31%	35.09%	1,222
Adjusted noninterest income as a % of total revenue[4]	35.56%	35.32%	40.32%	36.59%	37.05%	24			(149)			36.60%	35.09%	151
Efficiency ratio	62.71%	43.31%	62.74%	63.26%	66.35%	1,940			(364)			54.47%	66.15%	(1,168)
Adjusted efficiency ratio[4]	58.57%	57.26%	59.95%	62.05%	58.88%	131			(31)			59.06%	60.02%	(96)

CAPITAL - PERIOD END (PRELIMINARY)
CET1 capital ratio	9.67%	9.21%	9.25%	8.54%	9.20%	46	bp		47	bp		9.67%	9.20%	47	bp
Tier 1 capital ratio	10.73%	10.25%	10.69%	9.52%	10.15%	48	bp		58	bp		10.73%	10.15%	58	bp
Total capital ratio	12.55%	12.05%	12.47%	10.78%	11.22%	50	bp		133	bp		12.55%	11.22%	133	bp
Tier 1 leverage ratio	8.24%	8.25%	8.55%	9.00%	9.04%	(1)	bp		(80)	bp		8.24%	9.04%	(80)	bp
Risk-weighted assets (“RWA”) (billions)	$63.2	$64.5	$37.4	$40.1	$37.0	$(1)		(2)	$26		71	$63.2	$37.0	$26		70
Total equity to total assets	9.86%	9.81%	10.71%	10.71%	11.72%	5	bp		(186)	bp		9.86%	11.72%	(186)	bp
Tangible common equity/tangible assets (“TCE/TA”)[4]	6.89%	6.78%	6.63%	6.81%	7.48%	11	bp		(59)	bp		6.89%	7.48%	(59)	bp
Period-end shares outstanding (millions)	555	555	312	312	311	—		—	244		78	555	311	244		78
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.14	$—		—	$0.01		7	0.60	0.56	$0.04		7
Book value per common share	$13.59	$13.30	$14.96	$14.96	$15.04	$0.29		2	$(1.45)		(10)	$13.59	$15.04	$(1.45)		(10)
Tangible book value per common share[4]	$10.23	$9.92	$9.99	$9.96	$10.02	$0.31		3	$0.21		2	$10.23	$10.02	$0.21		2

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	83.21%	87.28%	86.62%	96.97%	95.78%	(407)	bp		(1,257)	bp		83.21%	95.78%	(1,257)	bp
Loans-to-deposit ratio (average balances)	85.90%	89.59%	90.52%	92.83%	93.68%	(369)	bp		(778)	bp		89.02%	90.08%	(106)	bp
Full-time equivalent associates	8,466	8,121	5,006	4,969	5,005	345		4	3,461		69%	6,649	5,231	1,418		27
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						4Q20 change vs.
(In millions)	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$33,103	$33,656	$21,394	$22,124	$20,051	$(552)	(2)%	$13,052	65%
Commercial real estate	12,275	12,511	4,813	4,640	4,337	(236)	(2)	7,938	NM
Total Commercial	45,379	46,167	26,207	26,764	24,388	(788)	(2)	20,991	86
Consumer real estate	11,725	12,328	6,052	6,119	6,177	(603)	(5)	5,548	90
Credit card and other[5]	1,128	1,212	449	495	496	(84)	(7)	632	128
Total Consumer	12,853	13,540	6,502	6,614	6,673	(687)	(5)	6,180	93
Loans and leases, net of unearned income	58,232	59,707	32,709	33,378	31,061	(1,475)	(2)	27,171	87
Loans held for sale	1,022	1,051	746	596	594	(29)	(3)	428	72
Investment securities	8,057	8,006	5,486	4,555	4,455	51	1	3,602	81
Trading securities	1,176	1,386	1,116	1,878	1,346	(210)	(15)	(170)	(13)
Interest-bearing deposits with banks	8,351	5,443	3,136	671	482	2,908	53	7,869	NM
Federal funds sold and securities purchased under agreements to resell	445	593	415	592	633	(148)	(25)	(188)	(30)
Total interest earning assets	77,284	76,186	43,608	41,669	38,572	1,098	1	38,712	100
Cash and due from banks	1,203	1,075	604	538	634	129	12	569	90
Goodwill and other intangible assets, net	1,864	1,876	1,552	1,558	1,563	(12)	(1)	301	19
Premises and equipment, net	759	756	448	448	455	3	—	304	67
Allowance for loan and lease losses[6]	(963)	(988)	(538)	(444)	(200)	25	3	(763)	NM
Other assets	4,063	4,125	2,970	3,429	2,287	(62)	(2)	1,776	78
Total assets	$84,209	$83,030	$48,645	$47,197	$43,311	$1,180	1%	$40,899	94%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$27,324	$26,573	$13,532	$13,860	$11,665	$751	3%	$15,659	134%
Time deposits	5,070	5,526	2,656	3,058	3,618	(455)	(8)	1,452	40
Other interest-bearing deposits	15,415	14,925	9,784	8,561	8,717	490	3	6,698	77
Total interest-bearing deposits	47,810	47,025	25,972	25,480	24,001	785	2	23,809	99
Trading liabilities	353	477	233	453	506	(124)	(26)	(153)	(30)
Short-term borrowings	2,198	2,142	2,392	5,325	3,518	57	3	(1,320)	(38)
Term borrowings	1,670	2,162	2,032	793	791	(492)	(23)	878	111
Total interest-bearing liabilities	52,030	51,805	30,628	32,050	28,816	225	—	23,215	81
Noninterest-bearing deposits	22,173	21,384	11,788	8,940	8,429	788	4	13,744	NM
Other liabilities	1,699	1,696	1,020	1,152	990	4	—	709	72
Total liabilities	75,903	74,885	43,436	42,142	38,235	1,017	1	37,668	99
Shareholders' Equity:
Preferred stocks	470	470	240	96	96	—	—	375	NM
Common stocks	347	347	195	195	195	—	—	152	78
Capital surplus	5,073	5,061	2,941	2,939	2,931	12	—	2,142	73
Retained earnings[6]	2,261	2,111	1,672	1,667	1,798	150	7	463	26
Accumulated other comprehensive loss, net	(140)	(140)	(135)	(136)	(240)	—	—	100	42
Combined shareholders' equity	8,012	7,849	4,913	4,760	4,781	163	2	3,231	68
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,307	8,144	5,208	5,056	5,076	163	2	3,231	64
Total liabilities and shareholders' equity	$84,209	$83,030	$48,645	$47,197	$43,311	$1,180	1%	$40,899	94%
Memo:
Total Deposits	$69,982	$68,409	$37,759	$34,420	$32,430	$1,573	2%	$37,553	116%
Numbers may not foot due to rounding. Certain previously reported amounts have been reclassified to agree with current presentation. See footnote disclosures on page 21.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly and Year-end, Unaudited

						4Q20 change vs.						2020 vs. 2019
(In millions)	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19		2020	2019
						$	%	$	%			$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$34,196	$34,051	$22,694	$19,470	$19,740	$145	—%	$14,456	73%	$27,655	$18,283	$9,372	51%
Commercial real estate	12,400	12,414	4,710	4,422	4,264	(14)	—	8,136	NM	8,491	4,102	4,389	107
Total Commercial	46,596	46,465	27,404	23,891	24,004	131	—	22,592	94	36,146	22,385	13,761	61
Consumer real estate	12,030	12,444	6,087	6,134	6,194	(413)	(3)	5,836	94	9,191	6,103	3,088	51
Credit card and other[5]	1,194	1,209	476	498	509	(15)	(1)	685	135	846	701	145	21
Total Consumer	13,224	13,653	6,564	6,633	6,703	(429)	(3)	6,521	97	10,037	6,804	3,233	48
Loans and leases, net of unearned income	59,820	60,118	33,968	30,524	30,706	(298)	—	29,113	95	46,183	29,189	16,994	58
Loans held-for-sale	1,030	985	731	590	582	45	5	448	77	835	578	257	44
Investment securities	8,213	8,590	4,541	4,467	4,448	(377)	(4)	3,765	85	6,464	4,510	1,954	43
Trading securities	1,292	1,194	1,420	1,831	1,264	98	8	28	2	1,433	1,415	18	1
Interest-bearing deposits with banks	6,201	3,616	1,620	548	586	2,585	71	5,614	NM	3,006	871	2,135	NM
Federal funds sold and securities purchased under agreements to resell	440	500	422	827	656	(60)	(12)	(216)	(33)	547	603	(56)	(9)
Total interest earning assets	76,995	75,002	42,702	38,788	38,242	1,993	3	38,753	101	58,468	37,165	21,303	57
Cash and due from banks	1,204	1,028	562	610	610	177	17	594	97	852	602	250	42
Goodwill and other intangibles assets, net	1,871	1,794	1,555	1,560	1,566	77	4	305	19	1,696	1,575	121	8
Premises and equipment, net	765	747	452	451	451	18	2	314	70	604	467	137	29
Allowances for loan and lease losses[6]	(985)	(980)	(476)	(354)	(196)	(5)	(1)	(789)	NM	(700)	(191)	(509)	NM
Other assets	3,959	4,093	3,140	2,497	2,213	(134)	(3)	1,746	79	3,426	2,126	1,300	61
Total assets	$83,809	$81,683	$47,934	$43,552	$42,886	$2,126	3%	$40,923	95%	$64,346	$41,744	$22,602	54%

Liabilities and shareholders' equity:
Deposits:
Savings	$27,090	$25,648	$14,118	$12,117	$11,580	$1,442	6%	$15,510	134%	$19,780	$11,663	$8,117	70%
Time deposits	5,386	5,783	2,836	3,357	3,934	(396)	(7)	1,453	37	4,347	4,262	85	2
Other interest-bearing deposits	15,057	14,771	9,256	8,743	8,721	286	2	6,336	73	11,973	8,345	3,628	43
Total interest-bearing deposits	47,534	46,202	26,211	24,216	24,235	1,332	3	23,299	96	36,100	24,270	11,830	49
Trading liabilities	367	360	352	751	586	7	2	(219)	(37)	457	503	(46)	(9)
Short-term borrowings	2,113	2,469	2,603	3,211	2,709	(356)	(14)	(596)	(22)	2,597	1,977	620	31
Term borrowings	1,913	2,172	1,426	791	928	(259)	(12)	984	106	1,578	1,117	461	41
Total interest-bearing liabilities	51,926	51,202	30,593	28,967	28,458	724	1	23,468	82	40,732	27,868	12,864	46
Noninterest-bearing deposits	22,105	20,904	11,316	8,666	8,543	1,202	6	13,563	NM	15,779	8,133	7,646	94
Other liabilities	1,568	1,505	908	915	845	63	4	723	86	1,226	823	403	49
Total liabilities	75,600	73,611	42,816	38,550	37,846	1,989	3	37,754	100	57,737	36,823	20,914	57
Shareholders' Equity:
Preferred stock	470	468	150	96	96	2	1	375	NM	297	96	201	NM
Common stock	347	345	195	195	195	2	—	152	78	271	196	75	38
Capital surplus	5,902	5,041	2,941	2,935	2,928	861	17	2,973	102	4,215	2,960	1,255	42
Retained earnings[6]	1,346	2,025	1,672	1,687	1,766	(679)	(34)	(420)	(24)	1,679	1,666	13	1
Accumulated other comprehensive loss, net	(151)	(103)	(135)	(206)	(240)	(48)	(47)	90	37	(149)	(293)	144	49
Combined shareholders' equity	7,914	7,777	4,822	4,707	4,744	137	2	3,170	67	6,313	4,625	1,688	36
Noncontrolling interest	295	295	295	295	295	—	—	—	—	295	295	—	—
Total shareholders' equity	8,209	8,072	5,118	5,002	5,040	137	2	3,170	63	6,609	4,921	1,688	34
Total liabilities and shareholders' equity	$83,809	$81,683	$47,934	$43,552	$42,886	$2,126	3%	$40,923	95%	$64,346	$41,744	$22,602	54%
Memo:
Total Deposits	$69,639	$67,106	$37,526	$32,882	$32,777	$2,533	4%	$36,862	112%	$51,879	$32,403	$19,476	60%
Numbers may not foot due to rounding. Certain previously reported amounts have been reclassified to agree with current presentation. See footnote disclosures on page 21.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly and Year-end, Unaudited
											4Q20 change vs.								2020 vs. 2019
	4Q20		3Q20		2Q20		1Q20		4Q19		3Q20		4Q19		2020		2019
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense		Income/Expense	Rate	Income/Expense	Rate	Income/Expense
											$	%	$	%					$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$406	3.46	$419	3.59	$243	3.56	$257	4.33	$280	4.63	$(13)	(3)%	$125	45%	$1,324	3.66	$1,091	4.87	$233	21%
Consumer	129	3.89	141	4.11	65	4.00	71	4.33	76	4.51	(12)	(9)	53	69	406	4.05	311	4.57	95	31
Loans and leases, net of unearned income	535	3.56	560	3.70	308	3.65	329	4.33	356	4.60	(25)	(4)	179	50	1,731	3.75	1,402	4.80	329	23
Loans held-for-sale	8	3.22	8	3.36	7	3.61	7	4.67	7	4.85	—	4	1	19	30	3.60	31	5.39	(1)	(2)
Investment securities	27	1.29	25	1.21	25	2.23	28	2.51	29	2.60	2	8	(2)	(7)	105	1.64	121	2.69	(16)	(13)
Trading securities	7	2.05	6	2.08	9	2.48	13	2.91	10	3.01	1	10	(3)	(34)	35	2.44	47	3.33	(12)	(26)
Interest-bearing deposits with banks	2	0.10	1	0.09	—	0.09	2	1.13	2	1.60	1	55	—	(22)	5	0.14	19	2.18	(14)	(76)
Federal funds sold and securities purchased under agreements	—	0.03	—	0.04	—	(0.06)	2	1.13	3	1.52	—	NM	(3)	(99)	2	0.43	12	2.02	(10)	(83)
Interest income	$578	2.99	$601	3.19	$349	3.29	$381	3.94	$407	4.22	$(23)	(4)%	$171	42%	$1,909	3.26	1,633	4.39	$276	17%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$18	0.27	$25	0.38	$13	0.36	$26	0.87	$30	1.04	$(7)	(28)%	$(12)	(40)%	$82	0.41	$144	1.24	$(62)	(43)%
Time deposits	6	0.44	10	0.70	9	1.31	14	1.67	19	1.94	(4)	(41)	(13)	(69)	39	0.90	84	1.97	(45)	(54)
Other interest-bearing deposits	7	0.18	7	0.20	3	0.13	14	0.65	18	0.81	—	(2)	(11)	(62)	31	0.26	79	0.94	(48)	(61)
Total interest-bearing deposits	31	0.26	42	0.36	25	0.38	54	0.90	67	1.10	(11)	(26)	(36)	(54)	152	0.42	307	1.27	(155)	(51)
Trading liabilities	1	0.78	1	0.77	1	1.11	3	1.76	3	2.02	—	2	(2)	(76)	6	1.24	13	2.48	(7)	(56)
Short-term borrowings	1	0.23	1	0.20	1	0.22	10	1.24	12	1.74	—	22	(11)	(90)	14	0.53	41	2.08	(27)	(65)
Term borrowings	20	4.16	22	3.98	14	3.96	8	4.01	10	4.52	(2)	(10)	10	99	64	4.02	53	4.77	11	21
Interest expense	53	0.40	66	0.51	41	0.54	76	1.05	93	1.29	(13)	(20)	(40)	(43)	236	0.58	414	1.49	(178)	(43)
Net interest income - tax equivalent basis	525	2.59	535	2.68	308	2.75	305	2.89	314	2.93	(10)	(2)	211	67	1,673	2.68	1,219	2.90	454	37
Fully taxable equivalent adjustment	(3)	0.12	(3)	0.16	(3)	0.15	(2)	0.27	(2)	0.33	—	(7)	(1)	(60)	(11)	0.18	(9)	0.38	(2)	(24)
Net interest income	$522	2.71	$532	2.84	$305	2.90	$303	3.16	$311	3.26	$(10)	(2)%	$211	68%	$1,662	2.86	$1,210	3.28	$452	37%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					4Q20 change vs.
(In millions, except ratio data)	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$144	$213	$127	$96	$74	$(69)	(33)%	$69	93%
Commercial real estate	58	51	2	2	2	7	14	57	NM
Consumer real estate	182	180	96	91	86	2	1	97	113
Credit card and other	2	3	—	—	—	(1)	(30)	2	NM
Total nonperforming loans and leases	$386	$447	$226	$190	$162	$(60)	(14)%	$224	138%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.43%	0.63%	0.60%	0.43%	0.37%
Commercial real estate	0.48	0.41	0.04	0.05	0.04
Consumer real estate	1.56	1.46	1.59	1.49	1.39
Credit card and other	0.18	0.24	0.06	0.07	0.07
Total nonperforming loans and leases to loans and leases	0.66%	0.75%	0.69%	0.57%	0.52%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					4Q20 change vs.
(In millions)	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$—	$—	$—	$—	$2	$—	77%	$(2)	(87)%
Commercial real estate	—	—	—	—	—	—	NM	—	NM
Consumer real estate	15	14	13	12	18	2	14	(3)	(15)
Credit card and other	1	1	1	2	2	—	(23)	(1)	(56)
Total loans and leases 90 days or more past due and accruing	$16	$15	$14	$14	$22	$2	12%	$(6)	(25)%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS
Quarterly, Unaudited

	As of					4Q20 change vs.
(In millions, except ratio data)	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$35	$69	$18	$7	$5	$(34)	(50)%	$30	NM
Commercial real estate	—	4	—	1	—	(3)	(89)	—	58
Consumer real estate	1	2	2	2	2	—	(18)	(1)	(32)
Credit card and other	4	4	3	4	4	—	—	—	(5)
Total gross charge-offs	$40	$78	$23	$13	$12	$(38)	(48)%	$29	NM
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(4)	$(3)	$(1)	$(1)	$(2)	$(1)	(25)%	$(2)	(86)%
Commercial real estate	(1)	(2)	—	(1)	—	1	53	(1)	NM
Consumer real estate	(5)	(5)	(4)	(4)	(6)	—	4	—	7
Credit card and other	(1)	(1)	(1)	(1)	(1)	—	(47)	(1)	(87)
Total gross recoveries	$(12)	$(12)	$(6)	$(6)	$(9)	$—	1%	$(3)	(32)%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$31	$66	$17	$6	$3	$(35)	(53)%	$28	NM
Commercial real estate	(1)	1	—	—	—	(2)	NM	(1)	NM
Consumer real estate	(4)	(3)	(2)	(1)	(3)	—	(4)	—	(9)
Credit card and other	2	3	2	3	3	—	(19)	(1)	(30)
Total net charge-offs	$29	$67	$17	$7	$3	$(38)	(57)%	$26	NM

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	0.36%	0.77%	0.30%	0.12%	0.07%
Commercial real estate	(0.02)	0.04	(0.01)	—	(0.01)
Consumer real estate	(0.12)	(0.11)	(0.13)	(0.08)	(0.21)
Credit card and other	0.68	0.83	1.35	2.12	2.29
Total loans and leases	0.19%	0.44%	0.20%	0.10%	0.04%
Numbers may not foot due to rounding.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					4Q20 Change vs.
(In millions)	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$988	$538	$444	$200	$193	$450	84%	$795	NM
Cumulative effect of change in accounting principle:
Commercial, financial, and industrial (C&I)	—	—	—	19	—	—	NM	—	NM
Commercial real estate	—	—	—	(7)	—	—	NM	—	NM
Consumer real estate	—	—	—	93	—	—	NM	—	NM
Credit card and other	—	—	—	2	—	—	NM	—	NM
Total cumulative effect of change in accounting principles	—	—	—	106	—	—	NM	—	NM
Allowance for loan and lease losses - beginning, adjusted	$988	$538	$444	$307	$193	$450	84%	$795	NM
Acquired purchased credit deteriorated allowance for loan and lease losses:
Commercial, financial, and industrial (C&I)	—	138	—	—	—	(138)	(100)	—	NM
Commercial real estate	—	100	—	—	—	(100)	(100)	—	NM
Consumer real estate	—	44	—	—	—	(44)	(100)	—	NM
Credit card and other	—	5	—	—	—	(5)	(100)	—	NM
Total acquired purchased credit deteriorated allowance for loan and lease losses	—	287	—	—	—	(287)	(100)	—	NM
Charge-offs:
Commercial, financial, and industrial (C&I)	(35)	(69)	(18)	(7)	(5)	34	50	(30)	NM
Commercial real estate	—	(4)	—	(1)	—	3	89	—	(58)
Consumer real estate	(1)	(2)	(2)	(2)	(2)	—	18	1	32
Credit card and other	(4)	(4)	(3)	(4)	(4)	—	—	—	5
Total charge-offs	(40)	(78)	(23)	(13)	(12)	38	48	(29)	NM
Recoveries:
Commercial, financial, and industrial (C&I)	4	3	1	1	2	1	25	2	86
Commercial real estate	1	2	—	1	—	(1)	(53)	1	NM
Consumer real estate	5	5	4	4	6	—	(4)	—	(7)
Credit card and other	1	1	1	1	1	—	47	1	87
Total Recoveries	12	12	6	6	9	—	(1)	3	32
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)*	(5)	99	81	119	12	(104)	(106)	(17)	(147)
Commercial real estate*	34	52	10	19	—	(18)	(35)	33	NM
Consumer real estate*	(27)	74	19	—	(6)	(101)	(136)	(21)	NM
Credit card and other*	3	5	—	7	3	(2)	(46)	(1)	(20)
Total provision for loan and lease losses*:	4	230	110	145	10	(226)	(98)	(6)	(60)
Allowance for loan and lease losses - ending	$963	$988	$538	$444	$200	$(25)	(3)%	$763	NM

Reserve for unfunded commitments - beginning	$89	$50	$39	$6	$7	$38	76%	$82	NM
Cumulative effect of change in accounting principle	—	—	—	24	—	—	NM	—	NM
Acquired reserve for unfunded commitments	(1)	41	—	—	—	(42)	(103)	(1)	NM
Provision for unfunded commitments	(3)	(3)	11	9	(1)	—	—	(2)	NM
Reserve for unfunded commitments - ending	$85	$89	$50	$39	$6	$(4)	(5)	$78	NM
Total allowance for credit losses- ending	$1,048	$1,077	$588	$484	$206	$(29)	(3)%	$841	NM
Numbers may not foot due to rounding. * 3Q20 includes $30 million, $44 million, $70 million, and $3 million recognized within the C&I, Commercial real estate, Consumer real estate, and Credit card and other loan and leases portfolios, respectively, of provision expense associated with the recognition of Non-PCD provision related to mergers/acquisitions.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	4Q20	3Q20	2Q20	1Q20	4Q19

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	1.37%	1.45%	1.49%	1.15%	0.61%
Commercial real estate	1.97%	1.66%	1.19%	1.03%	0.83%
Consumer real estate	2.07%	2.15%	2.38%	2.01%	0.46%
Credit card and other	2.34%	2.11%	4.03%	3.91%	2.68%
Total allowance for loans and lease losses to loans and leases	1.65%	1.65%	1.64%	1.33%	0.64%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	315%	230%	250%	265%	165%
Commercial real estate	415%	407%	2,771%	2,175%	1,979%
Consumer real estate	133%	147%	149%	135%	33%
Credit card and other	1,313%	890%	7,114%	5,368%	3,975%
Total allowance for loans and lease losses to nonperforming loans and leases	249%	221%	238%	234%	124%

REGIONAL BANKING
Quarterly and Year-end, Unaudited

						4Q20 Change vs.								2020 vs. 2019
	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20			4Q19			2020	2019
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$432	$445	$227	$203	$178	$(13)		(3)%	$254		143%	$1,307	$773	$534		69%
Noninterest income	105	97	69	73	76	8		8	29		38%	344	289	55		19
Total revenue	536	542	296	276	254	(6)		(1)	282		111%	1,651	1,062	589		55
Noninterest expense	297	287	156	160	159	10		3	138		87%	901	626	275		44
Pre-provision net revenue[2]	239	255	140	116	95	(16)		(6)	144		NM	750	436	314		72
Provision for credit losses[3]	(2)	194	102	98	5	(196)		(101)	(7)		(140)%	392	24	368		NM
Income before income tax expense	242	61	37	19	91	181		NM	151		NM	358	412	(54)		(13)
Income tax expense	56	12	7	3	20	44		NM	36		NM	77	94	(17)		(18)
Net income	$186	$49	$30	$16	$71	$137		NM	$115		NM	$281	$318	$(37)		(12)%

Average Balances (billions)
Total loans and leases	$40.6	$41.7	$19.1	$17.2	$16.7	$(1.1)		(3)%	$23.9		143%	$29.7	$16.3	$13.4		82%
Interest-earning assets	40.6	41.6	19.1	17.2	16.7	(1.0)		(2)	23.9		143	29.7	16.3	13.4		82
Total assets	43.1	43.8	21.0	19.1	18.6	(0.7)		(2)	24.5		132	31.8	18.3	13.5		74
Total deposits	60.7	59.5	30.2	27.2	27.0	1.2		2	33.7		125	44.5	26.8	17.7		66

Key Metrics
Net interest margin[7]	4.25%	4.28%	4.83%	4.79%	4.30%	(3)	bp		(5)	bp		4.43%	4.79%	(36)	bp
Efficiency ratio	55.39%	52.97%	52.79%	57.96%	62.41%	242	bp		(702)	bp		54.56%	58.92%	(436)	bp
Loans-to-deposits ratio (period-end balances)	65.37%	68.14%	62.34%	64.39%	61.76%	(277)	bp		361	bp		65.37%	61.76%	361	bp
Loans-to-deposits ratio (average-end balances)	66.91%	70.06%	63.12%	63.24%	61.59%	(315)	bp		532	bp		66.77%	60.63%	614	bp
Return on average assets (annualized)	1.72%	0.45%	0.58%	0.34%	1.50%	127	bp		22	bp		0.88%	1.74%	(86)	bp
Return on allocated equity[8]	18.37%	5.14%	6.32%	3.41%	14.77%	1,323	bp		360	bp		9.65%	16.85%	(720)	bp
Financial center locations	492	493	269	269	269	(1)		—%	223		83%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly and Year-end, Unaudited

						4Q20 Change vs.								2020 vs. 2019
	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20			4Q19			2020	2019
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$177	$163	$136	$107	$138	$14		8%	$39		28%	$583	$444	$139		31%
Noninterest income	167	181	124	105	94	(14)		(8)	73		78	576	318	258		81
Total revenue	344	344	259	212	232	(1)		—	112		48	1,159	762	397		52
Noninterest expense	134	138	111	108	95	(4)		(3)	40		42	491	351	140		40
Pre-provision net revenue[2]	209	207	149	104	137	3		1	73		53	668	410	258		63
Provision for credit losses[3]	11	34	18	54	10	(24)		(69)	1		10	117	37	80		NM
Income before income tax expense	199	172	131	49	127	26		15	72		56	551	373	179		48
Income tax expense	48	42	32	12	31	6		15	17		56	134	91	43		47
Net income	$150	$130	$99	$37	$96	$20		15%	$55		57%	$417	$281	$136		48%

Average Balances (billions)
Total loans and leases	$18.2	$17.4	$14.0	$12.4	$13.1	$0.8		5%	$5.2		40%	$15.5	$11.8	$3.7		31%
Interest-earning assets	21.1	20.2	16.7	15.7	15.7	0.9		5	5.4		35	18.4	14.4	4.0		28
Total assets	22.3	21.6	18.0	16.9	16.8	0.7		3	5.5		33	19.7	15.5	4.2		27
Total deposits	4.9	4.4	3.6	3.4	3.4	0.5		12	1.6		46	4.1	3.2	0.9		29

Key Metrics
Fixed income product average daily revenue (thousands)	$1,505	$1,545	$1,592	$1,264	$1,061	$(40)		(3)%	$444		42%	$1,477	$914	$563		62%
Net interest margin[7]	3.34%	3.23%	3.26%	2.75%	3.49%	11	bp		(15)	bp		3.17%	3.08%	9	bp
Efficiency ratio	39.07%	40.00%	42.72%	51.05%	40.91%	(93)	bp		(184)	bp		42.36%	46.14%	(378)	bp
Loans-to-deposits ratio (period-end balances)	365%	399%	375%	468%	408%	(3,422)	bp		(4,315)	bp		365%	408%	(4,315)	bp
Loans-to-deposits ratio (average-end balances)	370%	395%	393%	368%	388%	(2,524)	bp		(1,841)	bp		381%	374%	711	bp
Return on average assets (annualized)	2.69%	2.40%	2.20%	0.89%	2.26%	29	bp		43	bp		2.11%	1.81%	30	bp
Return on allocated equity[8]	36.07%	31.53%	28.49%	11.18%	28.26%	454	bp		781	bp		27.58%	21.84%	574	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly and Year-end, Unaudited

						4Q20 Change vs.						2020 vs. 2019
	4Q20	3Q20	2Q20	1Q20	4Q19	3Q20		4Q19		2020	2019
						$	%	$	%			$/bp	%
Income Statement (millions)
Net interest income/(expense)	$(87)	$(76)	$(57)	$(8)	$(5)	$(10)	(13)%	$(82)	NM	$(228)	$(7)	$(221)	NM
Noninterest income[1]	17	545	14	(3)	13	(528)	(97)	3	25	573	47	525	NM
Total revenues	(70)	469	(43)	(11)	9	(538)	(115)	(79)	NM	345	40	304	NM
Noninterest expense	77	162	54	34	75	(85)	(53)	2	3	327	256	71	28%
Pre-provision net revenue[2]	(147)	307	(98)	(44)	(66)	(454)	(148)	(81)	(122)	18	(216)	234	108
Provision for credit losses[3]	(7)	(1)	1	2	(5)	(6)	NM	(2)	(40)	(6)	(16)	11	65
Income before income tax expense	(139)	308	(98)	(47)	(61)	(448)	(145)	(78)	(129)	24	(199)	223	112
Income tax expense (benefit)	(48)	(52)	(26)	(10)	(16)	4	8	(32)	NM	(135)	(52)	(83)	NM
Net income/(loss)	$(92)	$360	$(72)	$(37)	$(45)	$(451)	(125)%	$(46)	(103)%	$159	$(147)	$306	NM

Average Balance Sheet (billions)
Interest bearing assets	$15.3	$13.2	$6.9	$5.9	$5.9	$2.1	16%	$9.4	NM	$10.3	$6.4	$3.9	60%
Total assets	18.4	16.3	8.9	7.6	7.4	2.1	13	11.0	148%	12.8	8.0	4.8	61
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 21.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 3Q20 includes a $532 million purchase accounting gain from FHN's merger with IBERIABANK.
2 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
3 Beginning in 3Q20 FHN began recording credit expense on unfunded commitments as a component of provision for credit losses. Prior period amounts have been reclassified from other noninterest expense.
4 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 22.
5 Credit card and other includes an insignificant amount of commercial credit card balances.
6 Effective 1/1/2020 FHN adopted ASU 2016-13, "Measurement of Credit Losses on Financial Instruments," (CECL) which resulted in an increase to the Allowance for loan and lease losses of $106 million and a net decrease to retained earnings of $96 million.
7 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
8 Segment equity is allocated based on an internal allocation methodology.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly and Year-end, Unaudited

($s in millions, except per share data)	4Q20	3Q20	2Q20	1Q20	4Q19	2020	2019

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$8,307	$8,144	$5,208	$5,056	$5,076	$8,307	$5,076
Less: Noncontrolling interest (a)	295	295	295	295	295	295	295
Less: Preferred stock (a)	470	470	240	96	96	470	96
(B) Total common equity	$7,541	$7,378	$4,673	$4,665	$4,685	$7,541	$4,685
Less: Intangible assets (GAAP) (b)	1,864	1,876	1,552	1,558	1,563	1,864	1,563
(C) Tangible common equity (Non-GAAP)	$5,677	$5,502	$3,120	$3,107	$3,122	$5,677	$3,122

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$84,209	$83,030	$48,645	$47,197	$43,311	$84,209	$43,311
Less: Intangible assets (GAAP) (b)	1,864	1,876	1,552	1,558	1,563	1,864	1,563
(E) Tangible assets (Non-GAAP)	$82,345	$81,154	$47,092	$45,640	$41,748	$82,345	$41,748

Period-end Shares Outstanding
(F) Period-end shares outstanding	555	555	312	312	311	555	311

Ratios
(A)/(D) Total equity to total assets (GAAP)	9.86%	9.81%	10.71%	10.71%	11.72%	9.86%	11.72%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.89%	6.78%	6.63%	6.81%	7.48%	6.89%	7.48%
(B)/(F) Book value per common share (GAAP)	$13.59	$13.30	$14.96	$14.96	$15.04	$13.59	$15.04
(C)/(F) Tangible book value per common share (Non-GAAP)	$10.23	$9.92	$9.99	$9.96	$10.02	$10.23	$10.02
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited
	4Q20			3Q20			2Q20			1Q20			4Q19
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP

Interest income	$574	$—	$574	$598	$—	$598	$347	$—	$347	$378	$—	$378	$404	$—	$404
Interest expense	53	—	53	66	—	66	41	—	41	76	—	76	93	—	93
Net interest income	522	—	522	532	—	532	305	—	305	303	—	303	311	—	311
Noninterest income:
Fixed income	104	—	104	111	—	111	112	—	112	96	—	96	81	—	81
Mortgage banking and title	57	—	57	66	—	66	4	—	4	2	—	2	4	—	4
Brokerage, trust, and insurance	31	—	31	30	—	30	22	—	22	23	—	23	22	—	22
Service charges and fees	53	—	53	50	—	50	35	—	35	36	—	36	39	—	39
Card and digital banking fees	18	—	18	17	—	17	12	—	12	12	—	12	14	—	14
Deferred compensation income	9	—	9	4	—	4	8	—	8	(10)	—	(10)	3	—	3
Other noninterest income	16	(1)	15	546	(532)	14	12	—	12	15	—	15	20	—	20
Total noninterest income	288	(1)	288	823	(532)	291	206	—	206	175	—	175	183	—	183
Total revenue	810	(1)	810	1,355	(532)	823	512	—	512	478	—	478	495	—	495
Noninterest expense:
Personnel expense:
Salaries and benefits	200	—	200	201	(1)	200	111	(5)	107	113	(1)	112	112	(4)	107
Incentives and commissions	110	(21)	89	126	(34)	91	79	—	79	81	—	81	63	—	63
Deferred compensation expense	9	—	9	3	—	3	9	—	9	(10)	—	(10)	4	—	4
Total personnel expense	319	(21)	298	329	(35)	294	200	(5)	195	183	(1)	182	179	(4)	174
Occupancy and equipment	76	(2)	74	77	(4)	73	46	—	46	44	—	44	44	—	44
Outside services	59	(7)	52	78	(32)	46	38	(5)	33	38	(2)	37	54	(18)	36
Amortization of intangible assets	15	(1)	14	15	(1)	14	5	—	5	5	—	5	6		6
Other noninterest expense	39	(4)	35	89	(44)	45	31	(4)	27	31	(3)	28	45	(15)	31
Total noninterest expense	508	(34)	474	587	(116)	471	321	(14)	307	302	(6)	296	328	(37)	291
Pre-provision net revenue	302	33	335	768	(416)	352	191	14	205	175	6	181	166	37	203
Provision for credit losses	1	—	1	227	(147)	80	121	—	121	154	—	154	9	—	9
Income before income taxes	301	33	334	541	(269)	272	69	14	84	21	6	27	157	37	194
Provision for income taxes	56	13	69	2	61	63	13	3	15	5	1	6	36	7	43
Net income	245	20	265	539	(331)	208	57	12	68	16	5	21	121	30	151
Net income attributable to noncontrolling interest	3	—	3	3	—	3	3	—	3	3	—	3	3	—	3
Net income attributable to controlling interest	242	20	262	536	(331)	205	54	12	66	14	5	18	118	30	148
Preferred stock dividends	8	—	8	13	—	13	2	—	2	2	—	2	2	—	2
Net income available to common shareholders	$234	$20	$255	$523	$(331)	$193	$52	$12	$64	$12	$5	$17	$117	$30	$147
Common Stock Data
EPS	$0.42	$0.04	$0.46	$0.95	$(0.60)	$0.35	$0.17	$0.04	$0.21	$0.04	$0.01	$0.05	$0.38	$0.10	$0.47
Basic shares	553		553	550		550	312		312	312		312	311		311
Diluted EPS	$0.42	$0.04	$0.46	$0.95	$(0.60)	$0.35	$0.17	$0.04	$0.20	$0.04	$0.01	$0.05	$0.37	$0.10	$0.47
Diluted shares	557		557	551		551	313		313	313		313	313		313
Amounts adjusted for notable items as detailed on page 11.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Year-end, Unaudited
	2020			2019
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP

Interest income	$1,898	$—	$1,898	$1,624	$—	$1,624
Interest expense	235	—	235	414	—	414
Net interest income	1,662	—	1,662	1,210	—	1,210
Noninterest income:
Fixed income	423	—	423	279	—	279
Mortgage banking and title	129	—	129	10	—	10
Brokerage, trust, and insurance	107	—	107	87	—	87
Service charges and fees	174	—	174	153	—	153
Card and digital banking fees	59	—	59	50	—	50
Deferred compensation income	11	—	11	11	—	11
Other noninterest income	589	(533)	56	64	—	64
Total noninterest income	1,492	(533)	960	654	—	654
Total revenue	3,155	(533)	2,622	1,864	—	1,864
Noninterest expense:
Personnel expense:
Salaries and benefits	625	(7)	619	454	(5)	449
Incentives and commissions	396	(55)	341	228	(10)	219
Deferred compensation expense	11	—	11	13	—	13
Total personnel expense	1,033	(62)	971	695	(15)	680
Occupancy and equipment	243	(6)	238	175	(3)	172
Outside services	213	(46)	166	190	(48)	143
Amortization of intangible assets	40	(2)	38	25	—	25
Other noninterest expense	189	(54)	136	148	(49)	98
Total noninterest expense	1,718	(170)	1,549	1,233	(114)	1,119
Pre-provision net revenue	1,436	(363)	1,073	631	114	745
Provision for credit losses	503	(147)	356	45	—	45
Income before income taxes	933	(216)	717	586	114	700
Provision for income taxes	76	78	154	133	24	157
Net income	857	(294)	563	452	90	543
Net income attributable to noncontrolling interest	12	—	12	11	—	11
Net income attributable to controlling interest	845	(294)	551	441	90	531
Preferred stock dividends	23	—	23	6	—	6
Net income available to common shareholders	$822	$(294)	$528	$435	$90	$525
Common Stock Data
EPS	$1.90	$(0.68)	$1.22	$1.39	$0.29	$1.67
Basic shares	432		432	314		314
Diluted EPS	$1.89	$(0.68)	$1.22	$1.38	$0.29	$1.66
Diluted shares	434		434	316		316
Amounts adjusted for notable items as detailed on page 11.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly and Year-end, Unaudited

($s in millions, except per share data)		4Q20	3Q20	2Q20	1Q20	4Q19	2020	2019

Adjusted Diluted EPS
Net income available to common ("NIAC") (GAAP)	a	$234	$523	$52	$12	$117	$822	$435
Plus Tax effected notable items (Non-GAAP) (a)		20	(331)	12	5	30	(294)	90
Adjusted NIAC (Non-GAAP)	b	$255	$192	$64	$17	$147	$528	$525

Diluted Shares (GAAP)	c	557	551	313	313	313	434	316

Diluted EPS (GAAP)	a/c	$0.42	$0.95	$0.17	$0.04	$0.37	$1.89	$1.38
Adjusted diluted EPS (Non-GAAP)	b/c	$0.46	$0.35	$0.20	$0.05	$0.47	$1.22	$1.66

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$245	$539	$57	$16	$121	$857	$452
Plus Tax effected notable items (Non-GAAP) (a)		20	(331)	12	5	30	(294)	90
Adjusted NI (Non-GAAP)		$265	$208	$68	$21	$151	$563	$543

NI (annualized) (GAAP)	d	$974	$2,144	$228	$66	$481	$857	$452
Adjusted NI (annualized) (Non-GAAP)	e	$1,055	$828	$275	$84	$600	$563	$543

Average assets (GAAP)	f	$83,809	$81,683	$47,934	$43,552	$42,886	$64,346	$41,744

ROA (GAAP)	d/f	1.16%	2.63%	0.48%	0.15%	1.12%	1.33%	1.08%
Adjusted ROA (Non-GAAP)	e/f	1.26%	1.01%	0.57%	0.19%	1.40%	0.87%	1.30%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
NIAC (annualized) (GAAP)	g	$933	$2,082	$210	$49	$463	$822	$435
Adjusted NIAC (annualized) (Non-GAAP)	h	$1,013	$765	$257	$67	$582	$528	$525

Average Common Equity (GAAP)	i	$7,444	$7,309	$4,673	$4,611	$4,649	$6,016	$4,530
Intangible Assets (GAAP) (b)		1,871	1,794	1,555	1,560	1,566	1,696	1,575
Average Tangible Common Equity (Non-GAAP)	j	$5,573	$5,515	$3,117	$3,051	$3,083	$4,320	$2,955
Equity Adjustment (Non-GAAP)		—	—	—	—	—	23	28
Adjusted Average Tangible Common Equity (Non-GAAP)	k	$5,573	$5,515	$3,117	$3,051	$3,083	$4,343	$2,983

ROCE (GAAP)	g/i	12.53%	28.49%	4.50%	1.05%	9.97%	13.66%	9.60%
ROTCE (Non-GAAP)	g/j	16.73%	37.75%	6.74%	1.59%	15.03%	19.03%	14.71%
Adjusted ROTCE (Non-GAAP)	h/k	18.18%	13.90%	8.26%	2.19%	18.88%	12.15%	17.60%
(a) Amounts adjusted for notable items as detailed on page 11.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly and Year-end, Unaudited

(In millions)		4Q20	3Q20	2Q20	1Q20	4Q19	2020	2019

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$288	$823	$206	$175	$183	$1,492	$654
Plus notable items (GAAP) (a)		(1)	(532)	—	—	—	(533)	—
Adjusted noninterest income (Non-GAAP)	l	$288	$291	$206	$175	$183	$960	$654

Revenue (GAAP)	m	$810	$1,355	$512	$478	$495	$3,155	$1,864
Plus notable items (GAAP) (a)		(1)	(532)	—	—	—	(533)	—
Adjusted revenue (Non-GAAP)	n	$810	$823	$512	$478	$495	$2,623	$1,864

Noninterest income as a % of total revenue (GAAP)	k/m	35.61%	60.72%	40.32%	36.59%	37.05%	47.31%	35.09%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	35.56%	35.32%	40.32%	36.59%	37.05%	36.60%	35.09%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	o	$508	$587	$321	$302	$328	$1,718	$1,233
Plus notable items (GAAP) (a)		(34)	(116)	(14)	(6)	(37)	(170)	(114)
Adjusted noninterest expense (Non-GAAP)	p	$474	$471	$307	$296	$291	$1,549	$1,119

Revenue (GAAP)	q	$810	$1,355	$512	$478	$495	$3,155	$1,864
Plus notable items (GAAP) (a)		(1)	(532)	—	—	—	(533)	—
Adjusted revenue (Non-GAAP)	r	$810	$823	$512	$478	$495	$2,622	$1,864

Efficiency ratio (GAAP)	o/q	62.71%	43.31%	62.74%	63.26%	66.35%	54.47%	66.15%
Adjusted efficiency ratio (Non-GAAP)	p/r	58.57%	57.26%	59.95%	62.05%	58.88%	59.06%	60.02%
(a) Amounts adjusted for notable items as detailed on page 11.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Current Expected Credit Loss (“CECL”): New accounting standard that focuses on estimation of expected losses over the life of the loans which is measured by the difference between amortized cost and the net amount expected to be collected.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Non-Purchased Credit Deteriorated (“Non-PCD”) Financial Assets: Acquired individual financial assets (or acquired groups of financial assets with similar risk characteristics) that, as of the date of acquisition, do not have a more-than-insignificant deterioration in credit quality since origination, as determined by an acquirer’s assessment.

Purchased Credit Deteriorated (“PCD”) Financial Assets: Acquired individual financial assets (or acquired groups of financial assets with similar risk characteristics) that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination, as determined by an acquirer’s assessment.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue.

Efficiency Ratio: Ratio is noninterest expense to total revenue.

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.